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                                                                    Exhibit 99.1
        PROXY

        PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
        FOR SPECIAL MEETING OF STOCKHOLDERS, JANUARY 9, 1998


                       HUDSON FOODS, INC.

          The undersigned hereby constitute(s) James T.
        Hudson and Charles B. Jurgensmeyer as Proxies, each with the power to appoint his substitute, and hereby authorizes the Proxies, or either of them, to represent and vote as designated below all of the shares of common stock of Hudson
        Foods, Inc. held of record by the undersigned on November 28, 1997, at the Special Meeting of
        Stockholders to be held on January 9, 1998, and any and all adjournments, postponements or continuations thereof.


                    PLEASE SEE REVERSE SIDE
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                                              Please mark
                                              your votes
                                                as this  [X]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

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1. Approval and adoption of the Agreement and Plan of Merger dated as of Sep-
   tember 4, 1997 among Tyson Foods, Inc., HFI Acquisition Sub Inc. and Hudson Foods, Inc.


   For        Against      Abstain
   [_]          [_]          [_]



2. In their discretion on any other matter which may properly come before the Special Meeting, including any adjournments, postponements or continuations thereof.

   For        Against      Abstain
   [_]          [_]          [_]

Signature(s) ____________________________   Date ___________________, 199

Please sign exactly as your name appears on this Proxy. If signing as executor, administrator, trustee, guardian, attorney or for a corporation, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.